UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2008

DARA BioSciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2008, each of Stuart C. McWhorter, Thomas D'Alonzo, and Kurt Eichler submitted his resignation as a member of the Board of Directors of DARA BioSciences, Inc. (the "Company"). None of Mr. McWhorter, Mr. D'Alonzo or Mr. Eichler indicated that his resignation was a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On December 12, 2008, David J. Drutz, M.D., who joined the Company's Board of Directors in February 2008, was appointed as Chairman of the Board of Directors. Dr. Drutz is a General Partner with Pacific Rim Ventures Co., Ltd., an international venture capital investment firm focused on life sciences with headquarters in Tokyo, Japan. In addition, he is Chairman of the Board of Tranzyme, Inc. located in Research Triangle Park, NC and Tranzyme Pharma Inc., Sherbrooke, Quebec, Canada. Dr. Drutz's career spans 36 years in clinical medicine and patient care, basic and clinical research, pharmaceutical and biotechnology operational and research management and venture capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: December 16, 2008 By: /s/ John C. Thomas, Jr.

Name: John C. Thomas, Jr.

Title: Chief Financial Officer